Exhibit 99.1

FOR IMMEDIATE RELEASE

ISSI and Uphill Agree on Increased Price for Acquisition of ISSI

ISSI Sets New Date for Special Meeting of Stockholders

MILPITAS, California – May 29, 2015 – Integrated Silicon Solution, Inc. (ISSI), a global fabless semiconductor company, today announced that it has entered into an amendment to its previously announced merger agreement with Uphill Investment Co (“Uphill”).

Under the terms of the amendment, the merger consideration was increased to $20.00 per share in cash, from the $19.25 per share in cash pursuant to the Agreement of Merger dated as of March 12, 2015 (the “Uphill Agreement”). ISSI also announced that its special meeting of stockholders to consider approval of the Uphill acquisition and related matters will be held on June 12, 2015 at 2:00 p.m. local time, at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304. ISSI stockholders of record as of the close of business on April 20, 2015 are entitled to notice of, and to vote at, the special meeting.

The ISSI Board of Directors has approved the amendment to the Uphill Agreement and continues to recommend that ISSI’s stockholders vote FOR the adoption of the Uphill Agreement, as amended. “ISSI is pleased with this amendment which provides for increased value to ISSI’s stockholders. ISSI and Uphill remain committed to completing this transaction as soon as possible,” commented Scott Howarth, ISSI’s President and Chief Executive Officer.

ISSI and Uphill amended the Uphill Agreement after ISSI received a previously announced non-binding offer by Cypress Semiconductor to acquire all of ISSI’s common stock for a cash purchase price of $19.75 per share. After considering that the non-binding offer from Cypress had a lower price than the $20.00 per share provided by the amended Uphill Agreement, the ISSI Board has determined that the non-binding proposal from Cypress no longer constitutes, and would not be reasonably expected to lead to a Superior Proposal (as defined in the Uphill Agreement).

About ISSI

ISSI is a fabless semiconductor company that designs and markets high performance integrated circuits for the following key markets: (i) automotive, (ii) communications, (iii) industrial, and (iv) digital consumer. ISSI’s primary products are high speed and low power SRAM and low, and medium and high density DRAM. ISSI also designs and markets NOR flash products and high performance analog and mixed signal integrated circuits. ISSI is headquartered in Silicon Valley with worldwide offices in Taiwan, Japan, Singapore, China, Europe, Hong Kong, India, and Korea. Visit ISSI’s web site at www.issi.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning completing the transaction and the non-binding proposal from Cypress are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include obtaining stockholder approval of the transaction, the ability to complete the restructuring of ISSI’s operations in Taiwan, the satisfaction of the other closing conditions in the Uphill Agreement (including regulatory approvals), the outcome of any existing or future litigation involving the acquisition transaction or other risks listed from time to time in ISSI’s filings with the SEC, including ISSI’s Form 10-K for the year ended September 30, 2014 and Form 10-Q for the quarter ended March 31, 2015. ISSI assumes no obligation to update or revise the forward-looking statements in this press release because of new information, future events, or otherwise.

Additional Information and Where to Find It

In connection with the Uphill Agreement and the merger contemplated thereunder, ISSI filed with the SEC a Schedule 14A containing a Proxy Statement and other relevant materials. The Proxy Statement was mailed on or about April 30, 2015 to ISSI’s stockholders of record as of April 20, 2015.

Stockholders may obtain, free of charge, copies of the definitive proxy statement and any other documents filed by ISSI with the SEC in connection with the Special Meeting at the SEC’s website (http://www.sec.gov), at ISSI’s website (http://www.issi.com) or by writing to Investor Relations, Integrated Silicon Solution, Inc., 1623 Buckeye Drive, Milpitas, CA 95035.

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Contact:

John M. Cobb

Chief Financial Officer

Investor Relations

(408) 969-6600

ir@issi.com

Shelton Group

Leanne Sievers, EVP

P: 949-224-3874

E: lsievers@sheltongroup.com

Matt Kreps, Managing Director

P: 214-272-0073

E: mkreps@sheltongroup.com